UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K of Delcath Systems, Inc. (the “Company”) filed on October 28, 2022, on October 26, 2022, the Company received a letter from The NASDAQ Stock Market, LLC (“NASDAQ”) indicating that the Company was not in compliance with the requirement to maintain a minimum market value of listed securities of $35 million, as set forth in NASDAQ Listing Rule 5550(b)(2) (the “Market Value Standard”), because the market value of the Company’s common stock had been below $35 million for 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), NASDAQ gave the Company a period of 180 calendar days in which to regain compliance.

On January 20, 2023, the Company received a letter from NASDAQ notifying the Company that (a) the Company had regained compliance with the NASDAQ Market Value Standard because the market value of the Company’s common stock had been $35 million or greater for the last ten consecutive business days (i.e., from January 5, 2023 to January 19, 2023) and (b) the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: January 23, 2023	By:	/s/ David Hoffman
Name: David Hoffman
Title: General Counsel, Chief Compliance Officer and Secretary